As filed with the Securities and Exchange Commission on July 26, 1999

                                                      Registration No. 333-27227

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                  to FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        AUTOMOTIVE ONE PARTS STORES, INC.
                 (Name of small business issuer in its charter)

         FLORIDA                             5013                            59-1867299
(Jurisdiction of Incorporation)    (Primary standard industrial        (IRS Employer I.D. No.)
                                     Classification Code No.)
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                             701 West Church Street
                             Orlando, Florida 32801
                                 (407) 422-1110
                          (Address and telephone number
                       of principal executive offices and
                          principal place of business)

                                   ----------

                        Robert H. Gentry, III, President
                        Automotive One Parts Stores, Inc.
                             701 West Church Street
                             Orlando, Florida 32802
                                 (904) 226-9977
                       (Name, address and telephone number
                              of agent for service)

                                   ----------

                                    Copy to:
                           J. Bennett Grocock, Esquire
                               Grocock & Abramson
                             126 E. Jefferson Street
                             Orlando, Florida 32801
                                 (407) 422-0300




         Automotive One Parts Stores, Inc. (the "Registrant"), pursuant to the provisions of Rule 477 promulgated under the Securities Act of 1933, as amended, and pursuant to undertakings set forth in Item 28 of the Registration Statement on Form SB-2 ("Registration Statement"), File No. 333-27227, hereby files this Post-Effective Amendment No. 2 to deregister all of the securities originally registered under the Registration Statement, consisting of (i) 1,200,000 shares of the Company's common stock, par value $ .01 per share ("Common Stock"); (ii) 1,200,000 shares of Common Stock issuable upon exercise of the Redeemable Common Stock Purchase Warrants (the "Warrants"); (iii) 180,000 shares of Common Stock subject to the Underwriters' over-allotment option; (iv) 180,000 shares of Common Stock issuable upon exercise of Warrants subject to Underwriters' over-allotment option; (v) 120,000 shares of Common Stock issuable upon exercise of Underwriters' Warrants; and (vi) 120,000 shares of Common Stock underlying the Warrants issuable upon exercise of Underwriters' Warrants. The Common Stock, the Warrants, and the Underwriters' Warrants covered by the Registration Statement are hereinafter collectively referred to as the "Securities."


         The Registration Statement was declared effective by the Securities and Exchange Commission on February 17, 1998. Shortly thereafter, Nutmeg Securities, Ltd., the underwriter for the proposed offering of the Securities ("Offering"), notified the Company of its withdrawal as underwriter for the Offering.


         The Offering terminated on February 17, 1998. No Securities covered by the Registration Statement were offered for sale pursuant to the Offering, and no Securities have been sold or otherwise distributed. The Company will not offer for sale any of the Securities pursuant to the Registration Statement.


                                   Signatures


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has caused this Post- Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 23rd day of July, 1999.


                                 AUTOMOTIVE ONE PARTS STORES, INC.

                                 By:      /S/ ROBERT H.GENTRY, III
                                    ---------------------------------------
                                       Robert H. Gentry, III, President and
                                       Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this
Post Effective Amendment No. 2 to Registration Statement has been signed by the following person in the capacities and on the dates stated:
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
SIGNATURE                                                             TITLE                       DATE
---------                                                             -----                       ----
By       /S/ ROBERT H. GENTRY, III                        Sole Director, President and            July 23, 1999
   ---------------------------------                         Chief Executive Officer
     Robert H. Gentry, III
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